UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 30, 2005

Wachovia Preferred Funding Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-31557	56-1986430
(Commission File Number)	(IRS Employer Identification No.)

1620 East Roseville Parkway Roseville, California	95661
(Address of Principal Executive Offices)	(Zip Code)

(877) 867-7378

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On June 30, 2005, Wachovia Preferred Funding Corp. (“WPFC”) received a contribution of assets, comprised of home equity loans (the “Assets”), having a book value of approximately $6.0 billion from Wachovia Preferred Funding Holding Corp. (“WPFHC”), the parent corporation of WPFC. Immediately prior to the contribution of the Assets, WPFHC had received a contribution of the same Assets from Wachovia Bank, National Association (“Wachovia Bank”), the parent corporation of WPFHC. As a result of the contribution of the Assets, WPFC will record an increase of $6.0 billion on WPFC’s balance sheet for the period ended June 30, 2005. WPFC did not pay any consideration to WPFHC for the Assets. Pro forma financial information to reflect the contribution of the Assets is set forth in Item 9.01 to this Report and is incorporated by reference into this Item 2.01.

Item 9.01. Financial Statements and Exhibits.

(b)	Pro Forma financial information.

Set forth in Exhibit (99) are pro forma financial statements of WPFC to reflect the contribution of the Assets. Exhibit (99) is incorporated by reference in this Item 9.01.

(c)	Exhibits.

(99)	Pro Forma Financial Statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WACHOVIA PREFERRED FUNDING CORP.

Date: July 6, 2005	By:	/s/ Robert P. Kelly
	Name:	Robert P. Kelly
	Title:	Senior Executive Vice President and Chief Financial Officer